   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1997

                                                      REGISTRATION NO. 333-34385
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 2 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                          COAST DENTAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                             ---------------------

            DELAWARE                            8741                           59-3136131
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)     Classification Code Number)           Identification No.)

                             ---------------------

                                                                 TEREK DIASTI, CEO
          COAST DENTAL SERVICES, INC.                       COAST DENTAL SERVICES, INC.
   6200 COURTNEY CAMPBELL CAUSEWAY, STE. 690         6200 COURTNEY CAMPBELL CAUSEWAY, STE. 690
              TAMPA, FLORIDA 33607                              TAMPA, FLORIDA 33607
                 (813) 288-1999                                    (813) 288-1999
  (Address, including zip code, and telephone         (Name, address, including zip code, and
                    number,                                          telephone
 including area code, of registrant's principal      number, including area code, of agent for
                executive offices)                                    service)

                             ---------------------

                                WITH COPIES TO:

           DARRELL C. SMITH, ESQUIRE                         JEFFREY M. STEIN, ESQUIRE
            MARK A. CATCHUR, ESQUIRE                              KING & SPALDING
         SHUMAKER, LOOP & KENDRICK, LLP                      191 PEACHTREE STREET, N.E.
        101 E. KENNEDY BLVD., SUITE 2800                    ATLANTA, GEORGIA 30303-1763
              TAMPA, FLORIDA 33602                                 (404) 572-4600
                 (813) 229-7600

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The Company estimates that expenses payable by it in connection with the Offering described in this registration statement (other than underwriting discounts and commissions) will be approximately as follows:



Securities and Exchange Commission registration fee.........  $ 15,247
NASD filing fee.............................................     5,531
Nasdaq National Market additional listing fee...............    17,500
Printing expenses...........................................   160,000
Accounting fees and expenses................................   100,000
Legal fees and expenses.....................................   180,000
Fees and expenses (including legal fees) for qualifications
  under state securities laws...............................    10,000
Registrar and Transfer Agent's fees and expenses............     3,500
Miscellaneous...............................................     8,222
                                                              --------
          Total.............................................  $500,000
                                                              ========


     All amounts except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee are estimated. The Company intends to pay all expenses of registration with respect to shares being sold by the Selling Stockholders hereunder, with the exception of underwriting discounts and commissions.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. The Company's By-laws provide that the Company shall indemnify its directors and such of its officers, employees and agents as it may from time to time designate, to the fullest extent permitted by Section 145 of the DGCL, as now existing or as may hereafter be amended.

     Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Company's Certificate of Incorporation includes a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of fiduciary duty. In addition, the Board of Directors of the Company has approved the execution by the Company of indemnification agreements with the Directors and certain officers of the Company, the form of which has been filed as an exhibit to this Registration Statement.

     The Company maintains directors' and officers' liability insurance.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     In March 1996, the Company issued an aggregate of 3,360,000 shares of Common Stock in connection with its corporate reorganization. See "Certain Transactions." This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) because it did not involve any public offering.

     In January and February 1996, the Company reached mutual understandings to provide restricted shares of Common Stock and in April and May 1996 issued 35,000 and 105,000 shares, respectively, as compensation to certain employees, executive officers, and affiliated professionals pursuant to the Plans. These transactions were exempt from the registration requirements of the Securities Act pursuant to Rule 701.

     In October, November and December 1996, and in January 1997, the Company granted options to purchase approximately 186,000 shares of Common Stock under the Plans to certain employees, executive officers and affiliated professionals. These transactions are exempt from the registration requirements of the Securities Act pursuant to Rule 701.

     The Company has issued non-negotiable promissory notes to sellers as part of the purchase price in connection with the Company's purchase of the allowable assets of certain dental practices as follows. On April 24, 1996 the Company issued non-negotiable promissory notes totalling $1.2 million to Richard J. Shawn, D.M.D.; on September 27, 1996 and September 30, 1996, the Company issued non-negotiable promissory notes totalling $341,250 to Juan A. Soler, D.D.S., Jerry L. Reynolds, D.D.S. and Dan Steele, P.A.; on October 31, 1996, the Company issued non-negotiable promissory notes totalling $1.5 million to Seminole Dental Center, Seminole Dental West, Seminole Dental South, Michael D. Whitcher, D.D.S. and C. M. Garcia, D.M.D.; on March 31, 1997 the Company issued non-negotiable notes in the amount of $35,000 and $75,000 to Anthony Di Re, D.M.D. and Mark T. Dreyer, D.M.D., respectively; on April 1, 1997 the Company issued a non-negotiable promissory note in the amount of $130,000 to Lawrence E. Fendrich, D.M.D.; on April 23, 1997 the Company issued a non-negotiable promissory note in the amount of $22,000 to Milton C. Van Meter, D.D.S.; on June 30, 1997 the Company issued a non-negotiable promissory note in the amount of $89,000 to Eric Zendell, D.D.S.; on July 11, 1997 the Company issued a non-negotiable promissory note in the amount of $55,750 to James R. Davis, D.D.S.; and on August 7, 1997 the Company issued a non-negotiable promissory note in the amount of $86,000 to Damon & Greider, P.A. The Company does not believe that the promissory notes issued in these transactions are a "security" as defined by Section 2(1) of the Securities Act. However, in the event the promissory notes are deemed to be a security these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) because they did not involve any public offering.

     On July 11, 1997, the Company issued 5,797 shares of Common Stock to James
R. Davis, D.D.S. as part of the purchase price in connection with the Company's purchase of the allowable assets of his dental practice. This transaction was exempt from the requirements of the Securities Act pursuant to section 4(2) because it did not involve a public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.


EXHIBIT NUMBER                            EXHIBIT DESCRIPTION
--------------                            -------------------
 1.1             --   Form of Underwriting Agreement
 2.1**           --   Asset Purchase Agreement dated April 1, by and among Adam
                      Diasti, D.D.S., P.A., Coast Dental Services, Inc., Richard
                      J. Shawn D.M.D., P.A., East Coast Dental Management, Inc.
                      and Richard J. Shawn, D.M.D.
 2.2**           --   Asset Purchase Agreement dated October 31, 1996 by and among the Coast Florida P.A., Coast Dental Services, Inc.,
                      Seminole Dental Services, Inc., Seminole Dental Center,
                      Seminole Dental West, Seminole Dental South, Michael D.
                      Witcher, D.D.S., P.A., Milo R. Novotny, D.D.S., P.A., and
                      C.M. Garcia, D.M.D., P.A.
 2.3*****        --   Asset Purchase Agreement dated as of April 1, 1997 by and
                      among Coast Dental Services, Inc., Coast Florida, P.A., West
                      Coast Dental, Inc. and Lawrence E. Fendrich, D.M.D.
 3.1****         --   Restated Certificate of Incorporation of Coast Dental
                      Services, Inc.
 3.2*            --   Bylaws of Coast Dental Services, Inc.

EXHIBIT NUMBER                            EXHIBIT DESCRIPTION
--------------                            -------------------
 4.1*            --   Specimen of Coast Dental Services, Inc. Common Stock
                      Certificate
 4.2*            --   Business Loan Agreement dated August 15, 1996 between Coast
                      Dental Services, Inc. and Barnett Bank, N.A.
 4.3****         --   First Amendment to Business Loan Agreement dated March 7,
                      1997 between Coast Dental Services, Inc. and Barnett Bank,
                      N.A.
                      (The Company is not filing any instrument with respect to
                      long-term debt that does not exceed 10 percent of the total assets of the Company and the Company agrees to furnish a
                      copy of such instrument to the Commission upon request.)
 4.4********     --   Loan Commitment Letter dated August 1, 1997 between Coast
                      Dental Services, Inc. and Barnett Bank N.A.
 5.1             --   Opinion of Shumaker, Loop & Kendrick, LLP, as to the Common
                      Stock being registered
10.1**           --   Employment Agreement between Coast Dental Services, Inc. and
                      Terek Diasti
10.2**           --   Employment Agreement between Coast Dental Services, Inc. and
                      Adam Diasti, D.D.S
10.3*            --   Employment Agreement between Coast Dental Services, Inc. and
                      Joseph R. Smith
10.4*            --   Coast Dental Services, Inc. Stock Option Plan
10.5*            --   Coast Dental Services, Inc. Affiliated Professional Stock
                      Plan
10.6*            --   Services and Support Agreement dated October 1, 1996 between
                      Coast Dental Services, Inc. and Coast Florida, P.A.
10.7**           --   Asset Purchase Agreement dated April 1, 1996 by and among
                      Adam Diasti, D.D.S., P.A., Coast Dental Services, Inc.,
                      Richard J. Shawn D.M.D., P.A., East Coast Dental Management,
                      Inc. and Richard J. Shawn, D.M.D.
10.8*            --   Promissory Note from Adam Diasti, DDS, P.A., dated June 30,
                      1996, payable to Coast Dental Services, Inc.
10.9*            --   Business Loan Agreement dated August 15, 1996 between Coast
                      Dental Services, Inc. and Barnett Bank, N.A.
10.10*           --   Form of Indemnification Agreement with officers and
                      directors
10.11**          --   Asset Purchase Agreement dated October 31, 1996 by and among
                      Coast Florida P.A., Coast Dental Services, Inc., Seminole
                      Dental Services, Inc., Seminole Dental Center, Seminole
                      Dental West, Seminole Dental South, Michael D. Witcher,
                      D.D.S., P.A., Milo R. Novotny, D.D.S., P.A., and C.M. Garcia
                      D.M.D. P.A.
10.12**          --   Agreement to Transfer Stock and Stock Pledge dated November
                      1, 1996, by and between Adam Diasti, D.D.S. and Coast Dental
                      Services, Inc.
10.13****        --   First Amendment to Business Loan Agreement dated March 7,
                      1997 between Coast Dental Services, Inc. and Barnett Bank,
                      N.A.
10.14******      --   Amendment No. 1 to Coast Dental Services, Inc. Stock Option
                      Plan
10.15*****       --   Asset Purchase Agreement dated as of April 1, 1997 by and
                      among Coast Dental Services, Inc., Coast Florida P.A., West
                      Coast Dental, Inc. and Lawrence E. Fendrich, D.M.D.
10.16********    --   Loan Commitment Letter dated August 1, 1997 between Coast
                      Dental Services, Inc. and Barnett Bank N.A. filed as Exhibit
                      4.4 to this Registration Statement and incorporated herein by reference.
10.17            --   First Amendment effective June 1997 to Services and Support
                      Agreement between Coast Dental Services, Inc. and Coast
                      Florida P.A.
16.1***          --   Letter from KPMG Peat Marwick LLP
23.1             --   Consent of Shumaker, Loop & Kendrick, LLP (included in their opinion filed as Exhibit 5.1).

EXHIBIT NUMBER                            EXHIBIT DESCRIPTION
--------------                            -------------------
23.2             --   Consent of Deloitte & Touche LLP, independent certified
                      public accountants.
27.1*******      --   Financial Data Schedule for six months ended June 30, 1997
                      (for SEC use only).

---------------

        * Previously filed as an exhibit with the same exhibit number identification in the Company's Registration Statement on Form S-1 filed on October 7, 1996 (File No. 333-13613) and incorporated herein by reference.
       ** Previously filed as an exhibit with the same exhibit number identification in the Company's Amendment No. 1 to Form S-1 Registration Statement filed on November 12, 1996 and incorporated herein by reference.
      *** Previously filed as an exhibit with the same exhibit number identification in the Company's Amendment No. 4 to Form S-1 Registration Statement filed on January 21, 1997 and incorporated herein by reference.
     **** Previously filed as Exhibit 4.3 to the Company's Form 10-K filed on
          March 31, 1997 and incorporated herein by reference.
    ***** Previously filed as Exhibit 2.1 to the Company's Form 8-K dated April
          16, 1997 and incorporated herein by reference.
   ****** Previously filed as Exhibit 4.2 in the Company's Form S-8/A filed on
          July 31, 1997 and incorporated herein by reference.
  ******* Previously filed as Exhibit 27 to the Company's Form 10-Q filed on
          August 8, 1997 and incorporated herein by reference.
 ******** Previously filed as Exhibit 4.4 in the Company's Form S-1 filed on
          August 26, 1997.


ITEM 17.  UNDERTAKINGS.


     (a) The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on September 19, 1997.


                                          COAST DENTAL SERVICES, INC.

                                          By:       /s/ TEREK DIASTI
                                            ------------------------------------
                                                        Terek Diasti
                                                  Chief Executive Officer
                                             (The Principal Executive Officer)

                                          By:      /s/ JOSEPH R. SMITH
                                            ------------------------------------
                                                      Joseph R. Smith
                                                  Chief Financial Officer
                                                (The Principal Financial and
                                                     Accounting Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 19, 1997.


                      SIGNATURE                                              TITLE
                      ---------                                              -----

                  /s/ TEREK DIASTI                       Chief Executive Officer, and Chairman of the
-----------------------------------------------------      Board
                Dr. Terek Diasti, DVM

                          *                              President, Chief Operating Officer and
-----------------------------------------------------      Director
                Dr. Adam Diasti, DDS

                 /s/ JOSEPH R. SMITH                     Chief Financial Officer, Secretary, Treasurer
-----------------------------------------------------      and Director
                   Joseph R. Smith

                          *                              Director
-----------------------------------------------------
                  Donald R. Millard

                          *                              Director
-----------------------------------------------------
                    John H. Kang

                *By: /s/ TEREK DIASTI                    as attorneys in fact pursuant to the power of
-----------------------------------------------------      attorney included in the Registration
                    Terek Diasti                           Statement as originally filed on August 26,
                                                           1997.

              *By: /s/ JOSEPH R. SMITH
-----------------------------------------------------
                   Joseph R. Smith

                                 EXHIBIT INDEX


EXHIBIT NUMBER                            EXHIBIT DESCRIPTION
--------------                            -------------------
 1.1             --   Form of Underwriting Agreement
 2.1**           --   Asset Purchase Agreement dated April 1, by and among Adam
                      Diasti, D.D.S., P.A., Coast Dental Services, Inc., Richard
                      J. Shawn D.M.D., P.A., East Coast Dental Management, Inc.
                      and Richard J. Shawn, D.M.D
 2.2**           --   Asset Purchase Agreement dated October 31, 1996 by and among the Coast Florida P.A., Coast Dental Services, Inc.,
                      Seminole Dental Services, Inc., Seminole Dental Center,
                      Seminole Dental West, Seminole Dental South, Michael D.
                      Witcher, D.D.S., P.A., Milo R. Novotny, D.D.S., P.A., and
                      C.M. Garcia, D.M.D., P.A
 2.3*****        --   Asset Purchase Agreement dated as of April 1, 1997 by and
                      among Coast Dental Services, Inc., Coast Florida, P.A., West
                      Coast Dental, Inc. and Lawrence E. Fendrich, D.M.D.
 3.1****         --   Restated Certificate of Incorporation of Coast Dental
                      Services, Inc.
 3.2*            --   Bylaws of Coast Dental Services, Inc.
 4.1*            --   Specimen of Coast Dental Services, Inc. Common Stock
                      Certificate
 4.2*            --   Business Loan Agreement dated August 15, 1996 between Coast
                      Dental Services, Inc. and Barnett Bank, N.A.
 4.3****         --   First Amendment to Business Loan Agreement dated March 7,
                      1997 between Coast Dental Services, Inc. and Barnett Bank,
                      N.A.
 4.4********     --   Loan Commitment Letter dated August 1, 1997 between Coast
                      Dental Services, Inc. and Barnett Bank N.A.
                      (The Company is not filing any instrument with respect to
                      long-term debt that does not exceed 10 percent of the total assets of the Company and the Company agrees to furnish a
                      copy of such instrument to the Commission upon request.)
 5.1             --   Opinion of Shumaker, Loop & Kendrick, LLP, as to the Common
                      Stock being registered
10.1**           --   Employment Agreement between Coast Dental Services, Inc. and
                      Terek Diasti
10.2**           --   Employment Agreement between Coast Dental Services, Inc. and
                      Adam Diasti, D.D.S
10.3*            --   Employment Agreement between Coast Dental Services, Inc. and
                      Joseph R. Smith
10.4*            --   Coast Dental Services, Inc. Stock Option Plan
10.5*            --   Coast Dental Services, Inc. Affiliated Professional Stock
                      Plan
10.6*            --   Services and Support Agreement dated October 1, 1996 between
                      Coast Dental Services, Inc. and Coast Florida, P.A
10.7**           --   Asset Purchase Agreement dated April 1, 1996 by and among
                      Adam Diasti, D.D.S., P.A., Coast Dental Services, Inc.,
                      Richard J. Shawn D.M.D., P.A., East Coast Dental Management,
                      Inc. and Richard J. Shawn, D.M.D.
10.8*            --   Promissory Note from Adam Diasti, DDS, P.A., dated June 30,
                      1996, payable to Coast Dental Services, Inc.
10.9*            --   Business Loan Agreement dated August 15, 1996 between Coast
                      Dental Services, Inc. and Barnett Bank, N.A.

10.10*           --   Form of Indemnification Agreement with officers and
                      directors
10.11**          --   Asset Purchase Agreement dated October 31, 1996 by and among
                      Coast Florida P.A., Coast Dental Services, Inc., Seminole
                      Dental Services, Inc., Seminole Dental Center, Seminole
                      Dental West, Seminole Dental South, Michael D. Witcher,
                      D.D.S., P.A., Milo R. Novotny, D.D.S., P.A., and C.M. Garcia
                      D.M.D. P.A.

EXHIBIT NUMBER                            EXHIBIT DESCRIPTION
--------------                            -------------------
10.12**          --   Agreement to Transfer Stock and Stock Pledge dated November
                      1, 1996, by and between Adam Diasti, D.D.S. and Coast Dental
                      Services, Inc.
10.13****        --   First Amendment to Business Loan Agreement dated March 7,
                      1997 between Coast Dental Services, Inc. and Barnett Bank,
                      N.A.

10.14******      --   Amendment No. 1 to Coast Dental Services, Inc. Stock Option
                      Plan
10.15*****       --   Asset Purchase Agreement dated as of April 1, 1997 by and
                      among Coast Dental Services, Inc., Coast Florida P.A., West
                      Coast Dental, Inc. and Lawrence E. Fendrich, D.M.D.
10.16********    --   Loan Commitment Letter dated August 1, 1997 between Coast
                      Dental Services, Inc. and Barnett Bank N.A. filed as Exhibit
                      4.4 to this Registration Statement and incorporated herein by reference.
10.17            --   First Amendment effective June 1997 to Services and Support
                      Agreement between Coast Dental Services, Inc. and Coast
                      Florida P.A.
16.1***          --   Letter from KPMG Peat Marwick LLP
23.1             --   Consent of Shumaker, Loop & Kendrick, LLP (included in their opinion filed as Exhibit 5.1)
23.2             --   Consent of Deloitte & Touche LLP, independent certified
                      public accountants
27.1*******      --   Financial Data Schedule for six months ended June 30, 1997
                      (for SEC use only)

---------------

        * Previously filed as an exhibit with the same exhibit number identification in the Company's Registration Statement on Form S-1 filed on October 7, 1996 (File No. 333-13613) and incorporated herein by reference.
       ** Previously filed as an exhibit with the same exhibit number identification in the Company's Amendment No. 1 to Form S-1 Registration Statement filed on November 12, 1996 and incorporated herein by reference.
      *** Previously filed as an exhibit with the same exhibit number identification in the Company's Amendment No. 4 to Form S-1 Registration Statement filed on January 21, 1997 and incorporated herein by reference.
     **** Previously filed as Exhibit 4.3 to the Company's Form 10-K filed on
          March 31, 1997 and incorporated herein by reference.
    ***** Previously filed as Exhibit 2.1 to the Company's Form 8-K dated April
          16, 1997 and incorporated herein by reference.
   ****** Previously filed as Exhibit 4.2 in the Company's Form S-8/A filed on
          July 31, 1997 and incorporated herein by reference.
  ******* Previously filed as Exhibit 27 to the Company's Form 10-Q filed on
          August 8, 1997 and incorporated herein by reference.

 ******** Previously filed as Exhibit 4.4 in the Company's Form S-1 filed on
          August 26, 1997.